Exagen Inc. Reports Second Quarter 2020 Results

Testing Experiencing Monthly Sequential Improvement
Record Gross Margins of 63%

July 28, 2020

SAN DIEGO – Exagen Inc. (Nasdaq: XGN), an organization dedicated to transforming the care continuum for patients suffering from autoimmune diseases, today reported financial results for the quarter ended June 30, 2020.
Second Quarter Highlights:
•Generated total revenue of $8.9 million for the quarter ended June 30, 2020.
•Generated $2.1 million in SIMPONI® co-promotion revenues.
•Delivered 18,522 flagship AVISE® CTD tests, including AVISE® Lupus, in the second quarter 2020 despite the COVID-19 pandemic.
•Number of ordering healthcare providers was 1,442 in the second quarter, with 428 adopters.
•Sequential quarterly retention rate of approximately 96% among adopting healthcare providers from the prior quarter.
•Cost saving initiatives implemented include the termination and furlough of certain employees and all temps, and halting of all nonessential spending.

“Even during the COVID-19 pandemic, autoimmune diseases don't take a break. This illustrates the need for novel ways to diagnose, prognose and monitor autoimmune diseases, and optimize therapeutic intervention. Our AVISE® tests and SIMPONI® self-injectable anti-TNF meet those needs," said Ron Rocca, President and Chief Executive Officer of Exagen. "Care for autoimmune patients has been difficult for years, and our AVISE® tests provide clarity for the physician's clinical evaluation."

Second Quarter 2020 Financial Results
Revenue for the three months ended June 30, 2020 was $8.9 million, compared with $10.5 million in the second quarter of 2019. Testing revenue was $6.8 million for the second quarter of 2020, compared to $10.2 million in the second quarter of 2019, due to lower testing volumes attributed to COVID-19 impacts and a decrease in average reimbursement per test. Our co-promotion efforts contributed $2.1 million in the second quarter of 2020, compared to $0.3 million in the second quarter of 2019. Throughout the quarter, monthly testing volumes improved sequentially due to the resumption of patient visits following the easing of shelter-in-place restrictions. We experienced sequential monthly AVISE® CTD test volumes increases from April 2020 of approximately 45% in May 2020 and 52% in June 2020.
Gross margin was 63% in the second quarter of 2020 compared to 52% in the second quarter of 2019, benefiting from an increase in SIMPONI® revenues.
Operating expenses decreased to $12.4 million in the second quarter of 2020, compared with $12.9 million in the second quarter of 2019 and $14.8 million in the first quarter of 2020, due to a decrease in cost of revenue associated with lower testing volumes and cost saving initiatives implemented to reduce overall operating expenses.
For the second quarter of 2020, net loss was $3.4 million compared to a net loss of $2.8 million for the second quarter of 2019.
Cash and cash equivalents were approximately $63.7 million as of June 30, 2020.
Conference Call
A conference call to review second quarter 2020 financial results and to provide a business update is scheduled for today July 28, 2020 at 8:00 AM Eastern Time (5:00 AM Pacific Time). Interested parties may access the conference call by dialing (877) 407-3982 (U.S.) or (201) 493-6780 (international). Additionally, a link to a live webcast of the call will be available in the investor relations section of Exagen's website at http://investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Tuesday, August 4, 2020 at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (international) using passcode 13706731. A link to the replay of the webcast will also be available in the investor relations section of Exagen's website.
About Exagen
Exagen is dedicated to transforming the care continuum for patients suffering from debilitating and chronic autoimmune diseases by enabling timely differential diagnosis and optimizing therapeutic intervention. Exagen has developed and is commercializing a portfolio of innovative testing products under its AVISE® brand, several of which are based on our proprietary Cell-Bound Complement Activation Products, or CB-CAPs, technology. CB-CAPs assess the activation of the complement system, a biological pathway that is widely implicated across many autoimmune and autoimmune-related diseases, including systemic lupus erythematosus, or SLE. Exagen’s goal is to enable rheumatologists to improve care for patients through the differential diagnosis, prognosis and monitoring of complex autoimmune and autoimmune-related diseases, including SLE and rheumatoid arthritis, or RA. Exagen’s model of integrating testing products and therapeutics positions Exagen to offer targeted solutions to rheumatologists and, ultimately, better serve patients. For more information, please visit www.Exagen.com.

Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the expected impact of COVID-19 and the potential benefit of the company's testing products and promoted therapeutic for patients and physicians in autoimmune disease treatment. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: the COVID-19 pandemic may continue to adversely affect our business, financial condition and results of operations, including as a result of shutdowns of our facilities and operations as well as those of our suppliers and courier services, impeding patient movement and interruptions to healthcare services causing a decrease in test volumes, disruptions to the supply chain of material needed for our tests, our sales and commercialization activities and our ability to receive specimens and perform or deliver the results from our tests, delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving our tests; the company’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products and promoted therapeutics among rheumatologists, patients, third-party payers and others in the medical community; the company’s ability to successfully execute on its Dx/Rx strategy, including its promotion efforts for SIMPONI®; third party payers not providing coverage and adequate reimbursement for the company’s testing products or promoted therapeutics; the company’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting the company’s business; and other risks described in the company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
CONTACTS:
Investors
Westwicke Partners
Mike Cavanaugh
Mike.Cavanaugh@westwicke.com
646.677.1838

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com
760.477.5514

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)
Revenue	$8,948	$10,474	$18,532	$19,734
Operating expenses:
Costs of revenue	3,338	4,992	7,883	9,434
Selling, general and administrative expenses	8,276	7,302	17,902	13,481
Research and development expenses	751	590	1,385	1,103
Total operating expenses	12,365	12,884	27,170	24,018
Loss from operations	(3,417)	(2,410)	(8,638)	(4,284)
Interest expense	(635)	(910)	(1,266)	(1,811)
Change in fair value of financial instruments	—	467	—	467
Other income, net	689	68	860	139
Loss before income taxes	(3,363)	(2,785)	(9,044)	(5,489)
Income tax benefit	—	—	118	—
Net loss	(3,363)	(2,785)	(8,926)	(5,489)
Accretion of redeemable convertible preferred stock	—	(2,188)	—	(4,302)
Net loss attributable to common stockholders	$(3,363)	$(4,973)	$(8,926)	$(9,791)
Net loss per share, basic and diluted	$(0.27)	$(78.87)	$(0.71)	$(155.33)
Weighted-average number of shares used to compute net loss per share, basic and diluted	12,637,642	63,050	12,616,678	63,033

Exagen Inc.
Condensed Balance Sheets
(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$63,700	$72,084
Accounts receivable, net	7,263	5,715
Prepaid expenses and other current assets	2,500	3,451
Total current assets	73,463	81,250
Property and equipment, net	1,370	1,380
Goodwill	5,506	5,506
Other assets	174	174
Total assets	$80,513	$88,310
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,438	$1,476
Accrued and other current liabilities	4,317	4,419
Total current liabilities	5,755	5,895
Borrowings-non-current portion, net of discounts and debt issuance costs	26,249	25,854
Deferred tax liabilities	147	264
Other non-current liabilities	521	638
Total liabilities	32,672	32,651
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding at June 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized at June 30, 2020 and December 31, 2019; 12,640,409 and 12,560,990 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	13	13
Additional paid-in capital	221,356	220,248
Accumulated deficit	(173,528)	(164,602)
Total stockholders' equity	47,841	55,659
Total liabilities and stockholders' equity	$80,513	$88,310